Exhibit 10.1

Execution Copy

SECOND AMENDMENT

THIS SECOND AMENDMENT dated as of December 29, 2010 (this "Second Amendment"), among INGLES MARKETS, INCORPORATED, a North Carolina corporation (the "Borrower"), the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower is a party to a Credit Agreement, dated as of May 12, 2009 (as amended by that certain First Amendment and Waiver, dated as of July 31, 2009, and as otherwise amended, restated, supplemented or modified, as hereinafter defined the "Existing Credit Agreement"); and as hereby amended and otherwise amended, restated, supplemented or modified from time to time on or after the Second Amendment Effective Date (the "Amended Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other agents, joint lead arrangers and joint book managers party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement; and

WHEREAS, the Borrower has informed the Administrative Agent that the Borrower intends to incur up to $100,000,000 in tax-free term debt (the "Tax Free Term Debt") to be used for, and secured by, certain improvements of real property of the Borrower located in Black Mountain, North Carolina and Asheville, North Carolina (such real property and all improvements thereon, the "Real Property");

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and modify the Existing Credit Agreement to extend the Maturity Date under the Existing Credit Agreement and as otherwise provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.01.               Amendments to the Existing Credit Agreement.

(a)            The definition of "Maturity Date" in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the reference to "May 12, 2012" with a reference to "December 29, 2015".

(b)            Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definitions in alphabetical order:

 "Second Amendment" means that certain Second Amendment, dated as of December 29, 2010, among the Borrower, the Lenders party thereto and the Administrative Agent.

 "Second Amendment Effective Date" has the meaning given such term in the Second Amendment.

 "Term Loan Agreement" means the tax-exempt loan agreement, dated as of the Second Amendment Effective Date, between certain Lenders and the Borrower, pursuant to which certain lenders, including but not limited to certain Lenders, commit to extend credit to the Borrower in an aggregate principal amount not to exceed $100,000,000.

 "Term Loan Documents" means the Term Loan Agreement and all other "Loan Documents" as defined therein.

(c)            Section 7.10(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(C) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $357,413,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after September 25, 2010 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Equity Interests.

(d)            Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the attached Schedule 2.01.

SECTION 1.02.             Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

    (a)           The Indebtedness under the Term Loan Documents is permitted under Section 7.02(a) of the Existing Credit Agreement and the Liens on the Real Property are permitted under Section 7.01(w) of the Existing Credit Agreement.

    (b)           The terms and conditions of the Term Loan Documents do not include financial covenants similar to, in addition to or more restrictive than those set forth in Section 7.10 and or other financial covenants that are more favorable to the lender or other counterparty under the Term Loan Documents than those provided in the Amended Credit Agreement.

    (c)           After giving effect to this Second Amendment and the incurrence by Borrower of the Tax Free Term Debt, the representations and warranties of the Borrower contained in Article V of the Amended Credit Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof, (i) except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) except the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement and (iii) references to Schedules shall be deemed to refer to the most updated supplements to the Schedules furnished pursuant to subsection (a) of Section 6.02 of the Amended Credit Agreement.

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    (d)            After giving effect to this Second Amendment and the incurrence by Borrower of the Tax Free Term Debt, each of the Borrower and the other Loan Parties is in compliance with all the terms and conditions of the Amended Credit Agreement, as amended by this Second Amendment, and the other Loan Documents on its part to be observed or performed and no Default has occurred or is continuing under the Amended Credit Agreement.

    (e)            The execution, delivery and performance by the Borrower of this Second Amendment have been duly authorized by the Borrower.

    (f)             Each of this Second Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    (g)           The execution, delivery, performance and compliance with the terms and provisions by the Borrower of this Second Amendment and the consummation of the transactions contemplated herein do not and will not: (i) contravene the terms of any of the Borrower's Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, (A) any Term Loan Document or any other material Contractual Obligation to which the Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject or (C) violate any material Law, including, without limitation, state and Federal Laws relating to health care organizations and health care providers, except for such violations as could not reasonably be expected to have a Material Adverse Effect.

SECTION 1.03.             Effectiveness. This Second Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Second Amendment Effective Date"):

(a)            The Administrative Agent shall have received duly executed counterparts of this Second Amendment which, when taken together, bear the authorized signatures of the Borrower, the Administrative Agent and all of the Lenders.

(b)            The Borrower shall have certified in writing that the representations and warranties set forth in Section 1.02 hereof are true and correct on and as of such date.

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(c)            There shall exist no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Subsidiaries or against any of their respective properties or revenues or injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (i) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of this Second Amendment or the Amended Credit Agreement or any other Loan Document, or any transactions contemplated hereby or thereby or (ii) either individually or in the aggregate, in the case of any such suit, proceeding, claim or dispute which is reasonably likely to be adversely determined, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(d)            The Administrative Agent shall have reviewed and be satisfied with the terms and conditions of all Term Loan Documents in their final form and determined in its sole discretion that the terms and conditions thereof are satisfactory, including, without limitation, confirmation that the representations set forth in Section 1.02(a) of this Second Amendment are true and correct.

(e)            Delivery to the Administrative Agent of fully executed copies of all Term Loan Documents and other evidence satisfactory to the Administrative Agent that the Term Loan Documents are, or will be on the Closing Date, in full force and effect.

(f)            The Administrative Agent shall have received a favorable opinion of Spielman & Hicks, LLC, counsel to the Borrower, and McGuireWoods LLP, counsel to the Administrative Agent, in each case addressed to the Administrative Agent and each Lender, as to such matters concerning the Borrower, this Second Amendment and the Amended Credit Agreement as the Required Lenders may reasonably request.

(g)           The Administrative Agent on behalf of the Lenders shall have received such other documents, instruments and certificates as they shall reasonably request and such other documents, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Second Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

SECTION 1.04.              Lender Consent. For purposes of determining compliance with the conditions specified in Section 1.03, each Lender that has signed this Second Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

SECTION 1.05.              APPLICABLE LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

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SECTION 1.06.              Costs and Expenses. On the Second Amendment Effective Date, the Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Amended Credit Agreement which are invoiced to the Borrower on or prior to the date payment would be due hereunder.

SECTION 1.07.             Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile or PDF by any of the parties hereto of an executed counterpart of this Second Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Second Amendment.

SECTION 1.08.              Existing Credit Agreement. Except as expressly set forth herein, the amendment provided herein shall not, by implication or otherwise, limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any Default, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. The amendments provided herein shall apply and be effective only on the Second Amendment Effective Date and only with respect to the provisions of the Existing Credit Agreement specifically referred to by such amendments. Except to the extent a provision in the Existing Credit Agreement is expressly amended herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

INGLES MARKETS, INCORPORATED, a
North Carolina corporation, as the Borrower

By: /s/ Ronald B. Freeman
Name: Ronald B. Freeman
Title: Chief Financial Officer

Second Amendment to Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Roberto Salazar
Name: Roberto Salazar
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, Swing
Line Lender and L/C Issuer

By: /s/ Scott K. Mitchell
Name: Scott K. Mitchell
Title: Senior Vice President

BRANCH BANKING AND TRUST
COMPANY, as a Lender

By: /s/ Preston W. Bergen
Name: Preston W. Bergen
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Douglas T. Davis
Name: Douglas T. Davis
Title: Senior Vice President

Second Amendment to Credit Agreement
Signature Page

SCHEDULE 2.01

COMMITMENTS AND
APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$75,000,000.00	42.857142857%
Sun Trust Bank	$25,000,000.00	14.285714286%
Branch Banking and Trust Company	$25,000,000.00	14.285714286%
Wells Fargo Bank, National Association	$50,000,000.00	28.571428571%

Total	$175,000,000.00	100.000000000%

Amended Scedule 2.01